================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 15, 2006

                                 EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

          NEW YORK                        3812                   11-0707740
       (State or Other              (Primary Standard         (I.R.S. Employer
Jurisdiction of Incorporation   Industrial Classification    Identification No.)
      or Organization)                Code Number)

                                   ----------

                         60 EAST 42ND STREET 42ND FLOOR
                               NEW YORK, NY 10165
                                  212.716.2000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

EDO Corporation, a New York corporation (the "Company"), is filing this Current Report on Form 8-K/A ("Form 8-K/A") to file certain audited and unaudited financial statements and unaudited pro forma financial information relating to the acquisition (the "Acquisition") by the Company of all of the outstanding capital stock of Impact Science Technology, Inc., ("IST"), a New Hampshire Corporation.

The closing of the Acquisition occurred on September 15, 2006. The Company filed a Current Report on Form 8-K on September 18, 2006 (Form 8-K") to report the Acquisition. The Company is filing the required audited and unaudited financial statements and unaudited pro forma financial information relating to the Acquisition in this Form 8-K/A.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired

The required audited financial statements of IST, Inc. as of and for the year ended December 31, 2005 and the required unaudited interim financial statements of IST, Inc. as of and for the six months ended June 30, 2006 and 2005.

                        IMPACT SCIENCE & TECHNOLOGY, INC.

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT...........................................

FINANCIAL STATEMENTS

   Balance Sheets......................................................

   Statements of Income................................................

   Statements of Retained Earnings.....................................

   Statements of Cash Flows............................................

   Notes to Financial Statements.......................................

SUPPLEMENTARY INFORMATION

   Schedules of Selling, General and Administrative Expenses...........

                            MANZI & ASSOCIATES L.L.C.
                          Certified Public Accountants

855 Turnpike Street                                                 978-975-1099
Suite 140                                                           800-545-1120
North Andover, MA 01845                                        Fax: 978-975-0593

The Board of Directors
Impact Science and Technology, Inc.
Nashua, New Hampshire

     We have audited the accompanying balance sheets of Impact Science and Technology, Inc. as of December 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impact Science and Technology, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained in the schedules of selling, general and administrative expenses are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         Manzi & Associates, LLC

North Andover, Massachusetts
April 3, 2006

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                                 BALANCE SHEETS
                           December 31, 2005 and 2004

                                           2005          2004
                                       -----------   -----------
                             ASSETS

CURRENT ASSETS
   Cash                                $ 9,198,355   $ 1,936,713
   Accounts receivable                  11,047,217     7,695,353
   Cash value - life insurance             271,737       214,924
   Prepaid expense                         118,638         1,138
   Refund receivable                       227,684       208,258
   Employee receivable                      21,538        15,485
   Inventory                             3,624,750     2,111,566
   Goodwill                                 25,000        25,000
                                       -----------   -----------
                                        24,534,919    12,208,437
                                       -----------   -----------
PROPERTY AND EQUIPMENT
   Equipment                             3,582,709     2,003,038
   Leasehold improvements                1,107,307       809,565
   Vehicles                                 44,635        41,120
                                       -----------   -----------
                                         4,734,651     2,853,723
   Less: Accumulated depreciation       (1,850,052)     (948,696)
                                       -----------   -----------
                                         2,884,599     1,905,027
                                       -----------   -----------
                                       $27,419,518   $14,113,464
                                       ===========   ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt   $   123,611   $   111,296
   Accounts payable                      1,457,208       655,454
   Unearned revenues                     7,578,301     3,059,302
   Accrued expenses                         18,134        11,947
   Accrued vacation                        708,101       522,384
   Accrued pension                       1,759,985     1,814,845
   Taxes payable                           596,031       194,564
   Deferred income taxes                   243,166       496,478
                                       -----------   -----------
                                        12,484,537     6,866,270
                                       -----------   -----------
NON-CURRENT LIABILITIES
   Long-term debt                          220,139       357,454
   Deferred income taxes                   248,239       665,157
                                       -----------   -----------
                                           468,378     1,022,611
                                       -----------   -----------
STOCKHOLDERS' EQUITY
   Common stock                          1,228,047       888,367
   Preferred stock                          20,210         5,500
   Retained earnings                    13,218,346     5,330,716
                                       -----------   -----------
                                        14,466,603     6,224,583
                                       -----------   -----------
                                       $27,419,518   $14,113,464
                                       ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                              STATEMENTS OF INCOME
                     Years Ended December 31, 2005 and 2004

                                                   2005          2004
                                               -----------   -----------
REVENUES                                       $59,096,780   $38,477,655
                                               -----------   -----------
COST OF REVENUES EARNED
   Inventory, beginning of year                  2,111,566            --
   Materials                                    18,415,785    11,680,633
   Direct labor                                 15,701,592    11,715,355
   Depreciation                                    740,350       322,531
                                               -----------   -----------
                                                36,969,293    23,718,519
   Less: Inventory, end of year                  3,624,750     2,111,566
                                               -----------   -----------
                                                33,344,543    21,606,953
                                               -----------   -----------
GROSS PROFIT                                    25,752,237    16,870,702
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES    13,501,624    10,546,817
                                               -----------   -----------
NET INCOME FROM OPERATIONS                      12,250,613     6,323,885
                                               -----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                 232,906        34,989
   Interest expense                                (27,780)      (85,348)
   Loss on abandonment of property                      --      (200,796)
                                               -----------   -----------
                                                   205,126      (251,155)
                                               -----------   -----------
NET INCOME BEFORE TAXES                         12,455,739     6,072,730
                                               -----------   -----------
PROVISIONS FOR TAXES
   Federal - current                            (4,240,362)   (1,657,639)
   Federal - deferred                              670,230      (448,961)
   State                                          (997,977)     (387,798)
                                               -----------   -----------
                                                (4,568,109)   (2,494,398)
                                               -----------   -----------
NET INCOME                                     $ 7,887,630   $ 3,578,332
                                               ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                        STATEMENTS OF RETAINED EARNINGS
                     Years Ended December 31, 2005 and 2004

                                            2005         2004
                                        -----------   ----------
RETAINED EARNINGS - BEGINNING OF YEAR   $ 5,330,716   $1,752,384
   Net income                             7,887,630    3,578,332
                                        -----------   ----------
RETAINED EARNINGS - END OF YEAR         $13,218,346   $5,330,716
                                        ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004

                                                                     2005          2004
                                                                 -----------   -----------
Cash flows from operating activities:
   Net income                                                    $ 7,887,630   $ 3,578,332
                                                                 -----------   -----------
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Loss on abandonment of property                                  --       200,796
         Depreciation and amortization                               901,358       402,627
                (Increase) decrease in:
            Accounts receivable                                   (3,351,864)   (3,407,549)
            Cash value - life insurance                              (56,813)      (63,457)
            Employee receivable                                       (6,053)      (15,485)
            Prepaid expense                                         (117,494)        9,780
            Refund receivable                                        (19,426)     (164,208)
            Inventory                                             (1,513,184)   (2,111,566)
         Increase (decrease) in:
            Accounts payable                                         801,754       634,368
            Unearned revenue                                       4,519,008     3,059,302
            Accrued expenses                                         191,889       180,166
            Accrued pension                                          (54,860)      795,728
            Taxes payable                                            401,467       194,564
            Deferred tax liability                                  (670,230)      448,961
                                                                 -----------   -----------
         Total adjustments                                         1,025,552       164,027
                                                                 -----------   -----------
   Net cash provided by operating activities                       8,913,182     3,742,359
                                                                 -----------   -----------
Cash flows from investing activities:
   Purchase of goodwill                                                   --       (25,000)
   Cash payments for the purchase of property                     (1,880,930)   (1,669,758)
                                                                 -----------   -----------
Net cash used by investing activities                             (1,880,930)   (1,694,758)
                                                                 -----------   -----------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt                               --       500,000
   Principle payments of long-term debt                             (125,000)      (31,250)
   Proceeds from issuance of common stock                            354,390       333,731
   Activity on line of credit - net                                       --    (1,000,000)
                                                                 -----------   -----------
Net cash provided (used) by financing - activities                   229,390      (197,519)
                                                                 -----------   -----------
Net increase in cash and equivalents                               7,261,642     1,850,082

Cash and equivalents - beginning of year                           1,936,713        86,631
                                                                 -----------   -----------
Cash and equivalents - end of year                               $ 9,198,355   $ 1,936,713
                                                                 ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Cash paid during the period for:
      Interest expense                                           $    27,780   $    85,348
      Taxes                                                        4,327,965     2,003,869

   The accompanying notes are an integral part of these financial statements.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1 - ORGANIZATION

     Impact Science & Technology, Inc. (the Company) was organized as a corporation on February 27, 1995, under the laws of the State of New Hampshire. The Company operates in New Hampshire, Maryland and Colorado and provides system development and integration services as well as products to both government and private industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements.

Cash and equivalents

     For the purpose of the statements of cash flows, the Company considers cash and equivalents to include cash on hand, amounts due from banks, and any other highly liquid debt instruments purchased with a maturity of three months or less.

Property and equipment

     Property and equipment are stated at cost. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and the resulting gain or loss is included in income, with the exception of like-kind exchanges. Depreciation is computed on accelerated methods for both financial reporting and income tax purposes over the assets' estimated useful lives.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Inventory

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 3 - INVENTORY

     Inventory consists of the following:

                     2005         2004
                  ----------   ----------
Raw materials     $1,643,071   $1,088,734
Work in process    1,981,679    1,022,832
                  ----------   ----------
                  $3,624,750   $2,111,566
                  ==========   ==========

NOTE 4 - ACCOUNTS RECEIVABLE

     The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. If accounts become uncollectible, they will be charged to operations when the determination is made. Collections on accounts previously written off are included in other income as received. Bad debt expenses for the years ended December 31, 2005 and 2004 was $625 and $39,691, respectively.

NOTE 5 - DEFERRED INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial statement and tax bases of assets and liabilities. These differences primarily relate to depreciable and amortizable assets, the tax effects from the Company's conversion from the cash basis of accounting to accrual, and inventory-related costs for manufacturers that are expensed for financial reporting purposes and capitalized for tax reporting.

     The Company's total deferred tax liabilities at December 31, are as follows:

                                    2005       2004
                                  --------   --------
Current deferred income taxes     $243,166   $496,478
Long-term deferred income taxes   $248,239   $665,157

NOTE 6 - LINE OF CREDIT

     The Company has a line of credit with a bank which allows for borrowings up to $6,000,000. The line bears interest at 0.5% over the bank's prime rate. The line is secured by all assets of the Company. The balance due for the years ended December 31, 2005 and 2004 is $-0- and $-0-, respectively.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 7 - LONG TERM DEBT

                                                     2005       2004
                                                   --------   --------
Note payable to bank in monthly installments
   including interest equal to 1.75% above the
   prime rate. Secured by assets of the Company.   $343,750   $468,750
                                                   --------   --------
                                                    343,750    468,750
Less current portion                                123,611    111,296
                                                   --------   --------
                                                   $220,139   $357,454
                                                   ========   ========

     Maturities of long-term debt for the years ending December 31, are summarized as follows:

2006   $123,611
2007    132,141
2008     87,998

NOTE 8 - CAPITAL STOCK

     Total shares of common and preferred stock authorized, issued and outstanding at December 31, 2005 and 2004 are as follows:

                                                               Issued &
                                                Authorized   Outstanding
                                                ----------   -----------
2005
   Preferred with voting rights, no par value    1,200,000      22,249
   Common with voting rights, no par value       1,200,000     430,000
2004
   Preferred with voting rights, no par value    1,200,000      17,502
   Common with Voting rights, no par value       1,200,000     432,000

     Preferred stock is comprised of Series 1 Preferred Stock and Series 2 Preferred Stock. Each series of Preferred Stock may be converted, at the election of the holder, into one share of Common Stock at any time and for no additional payment. Holders of shares of Series 1 Preferred Stock shall have the right to receive dividends of $2.19 per share per year for the period of 7 years, ending 2011. Series 2 Preferred Stock shall have the right to receive dividends of $18.85 per share per year for the period of 7 years, ending 2012. The annual, preferential, cumulative dividend shall be payable in the manner and at such time as may be determined by the directors of the Company. Series 1 Preferred Stock has 17,502 shares issued and outstanding for 2005 and 2004 and Series 2 Preferred Stock has 4,747 and 0 issued and outstanding for 2005 and 2004, respectively.

NOTE 9 - OPTIONS AND WARRANTS

     During the year ended December 31, 2005 the Company incurred compensation expense of $235,560 in association with the issuance of 4,000 common shares, all of which was a non-cash charge in accordance with the Company's Restricted Stock Plan.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 10 - PROFIT SHARING PLAN

     The Company maintains a 401(k) plan for all eligible employees. Per the plan, employee contributions are matched up to a specified level by the Company. In addition, the plan provides for the possibility of a discretionary contribution by the Company based on the participants' annual wages. (See Note 12 below).

     401(k) plan matching contributions by the Company for the years ended December 31, 2005 and 2004 were $545,772 and $372,859, respectively.

NOTE 11 - EMPLOYEE STOCK OWNERSHIP PLAN

     In 2003, the Company adopted a noncontributory employee stock ownership plan (ESOP) covering those employees who meet the eligibility requirements of the plan. The amount of contributions to the ESOP is determined annually at the discretion of the Board of Directors and is allocated from a discretionary profit sharing pool established annually by the Company (See Note 12). Contributions to the ESOP were allocated among participants on the basis of their annual wages.

     Contributions to the ESOP plan for the year ended December 31, 2004 were $1,814,845. See Note 12 below for information on the amount of the discretionary profit sharing pool established for the year ended December 31, 2005.

NOTE 12 - DISCRETIONARY PROFIT SHARING POOL

     At the discretion of the Board of Directors, a profit sharing pool is established annually. This pool is then fully allocated as a contribution to either the 401(k) (See Note 10) or the ESOP (See Note 11) plans based on the participants' annual wages. The amount allocated to each plan is determined by the Board of Directors.

     Contributions by the Company to this pool for the year ended December 31, 2005 were $1,759,985. Allocation of this pool is anticipated to be completely allocated to the ESOP.

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 13 - LEASE

     The Company leases its offices in New Hampshire, Maryland and Colorado under noncancelable operating leases. The minimum rental under all leases having an initial or remaining term in excess of one year for the five years subsequent to December 31, 2005, are approximated as follows:

2006   $782,187
2007    806,677
2008    832,355
2009    854,485
2010    854,485

NOTE 14 - CONCENTRATIONS

     The Company maintains its cash accounts in bank deposit accounts, which at times may exceed federal insured limits. The Company has not experienced any losses in such accounts. The Company believes they are not exposed to any significant credit risk. At December 31, 2005 and 2004, the Company's uninsured cash balance totaled $9,098,355 and $1,836,020, respectively.

NOTE 15 - GOODWILL

     On March 30, 2004, the Company acquired substantially all of the assets of Dedicated Electronics, Inc., a supplier of microwave electronic components to the Company. The excess cost of the assets at acquisition is recorded as goodwill and assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized.

NOTE 16 - RECLASSIFICATIONS

     Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the 2005 financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
            SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                     Years Ended December 31, 2005 and 2004

                               2005          2004
                           -----------   -----------
Bad debt expense           $       625   $    39,691
Conferences and meetings       139,382        76,389
Contributions                    2,144        12,512
Depreciation                   161,008        80,096
Employee incentive           4,710,800     3,731,878
Health insurance             1,629,925     1,045,174
Insurance                      295,244       206,895
Lease expense                1,216,518       796,298
Maintenance costs              313,983       140,187
Maintenance fees                14,268        17,490
Moving costs                        --        91,722
Office expense                 570,470       553,822
Payroll                        491,834       381,844
Payroll taxes                1,203,829       889,156
Postage                         28,685        25,419
Professional fees              162,615       104,745
Recruiting costs                53,292        53,535
Retirement plan expenses     2,303,236     2,165,840
Security expense                42,446        29,136
Telephone                       97,433        98,499
Travel                          63,887         6,489
                           -----------   -----------
                           $13,501,624   $10,546,817
                           ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.

                              FINANCIAL STATEMENTS

                     Six Months Ended June 30, 2006 and 2005

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
FINANCIAL STATEMENTS
   Balance Sheets .....................................................
   Statements of Income ...............................................
   Statements of Retained Earnings ....................................
   Statements of Cash Flows ...........................................
   Notes to Financial Statements ......................................
SUPPLEMENTARY INFORMATION
   Schedules of Selling, General and Administrative Expenses ..........

                       IMPACT SCIENCE & TECHNOLOGY, INC.
                                 BALANCE SHEETS
                             June 30, 2006 and 2005

                                  (unaudited)

                                             2006          2005
                                         -----------   -----------
                ASSETS

CURRENT ASSETS
   Cash                                  $13,473,602   $ 7,894,093
   Accounts receivable                    16,636,018     8,550,088
   Cash value - life insurance               271,736       214,924
   Prepaid expense                           214,818       425,504
   Employee receivable                           186        11,133
   Inventory                               3,950,508     3,457,410
   Goodwill                                   25,000        25,000
                                         -----------   -----------
                                          34,571,868    20,578,152
                                         -----------   -----------
PROPERTY AND EQUIPMENT
   Equipment                               4,382,138     2,575,441
   Leasehold improvements                  1,160,684       874,470
   Vehicles                                   44,635        44,635
                                         -----------   -----------
                                           5,587,457     3,494,546
   Less: Accumulated depreciation         (2,388,190)   (1,269,762)
                                         -----------   -----------
                                           3,199,267     2,224,784
                                         -----------   -----------
                                         $37,771,135   $22,802,936
                                         ===========   ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt     $   127,572   $   118,902
   Accounts payable                        3,172,285     1,383,431
   Unearned revenues                      10,754,060     6,303,851
   Accrued expenses                          518,270       437,945
   Accrued vacation                          898,781       715,466
   Accrued pension                         1,022,735     2,781,760
   Taxes payable                             838,403       554,000
   Deferred income taxes                     347,535       347,535
                                         -----------   -----------
                                          17,679,641    12,642,890
                                         -----------   -----------
NON-CURRENT LIABILITIES
   Long-term debt                            153,578       287,348
   Deferred income taxes                     155,636       548,527
                                         -----------   -----------
                                             309,314       835,875
                                         -----------   -----------
STOCKHOLDERS' EQUITY
   Common stock                            1,228,047       888,367
   Preferred stock                            20,210         5,500
   Retained earnings                      18,739,101     8,430,304
                                         -----------   -----------
                                          19,987,358     9,324,171
   Less: Treasury stock, 750 shares of
      common stock, at cost                 (205,178)           --
                                         -----------   -----------
                                          19,782,180     9,324,171
                                         -----------   -----------
                                         $37,771,135   $22,802,936
                                         ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                              STATEMENTS OF INCOME
                     Six Months Ended June 30, 2006 and 2005

                                  (unaudited)

                                                   2006          2005
                                               -----------   -----------
REVENUES                                       $38,185,364   $25,634,607
                                               -----------   -----------
COST OF REVENUES EARNED
   Inventory, beginning of year                  3,624,750     2,111,566
   Materials                                    12,653,015     8,053,084
   Direct labor                                  9,255,696     7,377,795
   Depreciation                                    455,203       264,497
                                               -----------   -----------
                                                25,988,664    17,806,942
   Less: Inventory, end of period               (3,950,508)   (3,457,410)
                                               -----------   -----------
                                                22,038,156    14,349,532
                                               -----------   -----------
GROSS PROFIT                                    16,147,208    11,285,075

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     6,991,522     6,248,473
                                               -----------   -----------
NET INCOME FROM OPERATIONS                       9,155,686     5,036,602
                                               -----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                 231,067        45,833
   Interest expense                                 (8,545)      (17,497)
                                               -----------   -----------
                                                   222,522        28,336
                                               -----------   -----------
NET INCOME BEFORE TAXES                          9,378,208     5,064,938
                                               -----------   -----------
PROVISIONS FOR TAXES
   Federal - current                             3,076,406     1,786,814
   Federal - deferred                               11,766      (265,573)
   State                                           769,274       444,109
                                               -----------   -----------
                                                 3,857,446     1,965,350
                                               -----------   -----------
NET INCOME                                     $ 5,520,762   $ 3,099,588
                                               ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                     Six Months Ended June 30, 2006 and 2005

                                  (unaudited)

                                                         2006          2005
                                                     -----------   -----------
Cash flows from operating activities:
   Net income                                        $ 5,520,762   $ 3,099,588
                                                     -----------   -----------
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Depreciation and amortization                   538,134       321,064
         (Increase) decrease in:
            Accounts receivable                       (5,588,801)     (854,735)
            Employee receivable                           21,360         4,358
            Prepaid expense                              (96,180)     (424,366)
            Refund receivable                            227,684       208,258
            Inventory                                   (325,768)   (1,345,850)
         Increase (decrease) in:
            Accounts payable                           1,715,077       727,977
            Unearned revenue                           3,175,759     3,244,551
            Accrued expenses                             690,816       619,080
            Accrued pension                             (737,250)      966,915
            Taxes payable                                242,372       359,436
            Deferred tax liability                        11,766      (265,573)
                                                     -----------   -----------
         Total adjustments                              (125,031)    3,561,115
                                                     -----------   -----------
   Net cash provided by operating activities           5,395,731     6,660,703
                                                     -----------   -----------
Cash flows from investing activities:
   Cash payments for the purchase of property           (852,806)     (640,823)
                                                     -----------   -----------
Net cash used by investing activities                   (852,806)     (640,823)
                                                     -----------   -----------
Cash flows from financing activities:
   Principle payments of long-term debt                  (62,500)      (62,500)
   Purchase of treasury stock                           (205,178)           --
                                                     -----------   -----------
Net cash used by financing activities                   (267,678)      (62,500)
                                                     -----------   -----------
Net increase in cash and equivalents                   4,275,247     5,957,380

Cash and equivalents - beginning of year               9,198,355     1,936,713
                                                     -----------   -----------
Cash and equivalents - end of period                 $13,473,602   $ 7,894,093
                                                     ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Cash paid during the period for:
      Interest expense                               $     8,545   $    17,497
      Taxes                                            1,290,324     1,349,671


   The accompanying notes are an integral part of these financial statements.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005

NOTE 1 - ORGANIZATION

     Impact Science & Technology, Inc. (the Company) was organized as a corporation on February 27, 1995, under the laws of the State of New Hampshire. The Company operates in New Hampshire, Maryland and Colorado and provides system development and integration services as well as products to both government and private industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements.

Cash and equivalents

     For the purpose of the statements of cash flows, the Company considers cash and equivalents to include cash on hand, amounts due from banks, and any other highly liquid debt instruments purchased with a maturity of three months or less.

Property and equipment

     Property and equipment are stated at cost. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and the resulting gain or loss is included in income, with the exception of like-kind exchanges. Depreciation is computed on accelerated methods for both financial reporting and income tax purposes over the assets' estimated useful lives.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Inventory

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market. Inventory consists primarily of raw materials with some minor additional manufacturing costs.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005

NOTE 3 - ACCOUNTS RECEIVABLE

     The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. If accounts become uncollectible, they will be charged to operations when the determination is made. Collections on accounts previously written off are included in other income as received. Bad debt expenses for the six months ended June 30, 2006 and 2005 was $17,452 and $-0-, respectively.

NOTE 4 - DEFERRED INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial statement and tax bases of assets and liabilities. These differences primarily relate to depreciable and amortizable assets, the tax effects from the Company's conversion from the cash basis of accounting to accrual, and inventory-related costs for manufacturers that are expensed for financial reporting purposes and capitalized for tax reporting.

     The Company's total deferred tax liabilities at June 30, are as follows:

                                    2006       2005
                                  --------   --------
Current deferred income taxes     $347,535   $347,535
Long-term deferred income taxes   $155,636   $548,527

NOTE 5 - LINE OF CREDIT

     The Company has a line of credit with a bank which allows for borrowings up to $6,000,000. The line bears interest at 0.5% over the bank's prime rate. The line is secured by all assets of the Company. The balance due for the years ended June 30, 2006 and 2005 is $-0- and $-0-, respectively.

NOTE 6 - LONG TERM DEBT

                                                 2006       2005
                                               --------   --------
Note payable to bank in monthly installments
   including interest equal to 1.75% above
   the prime rate. Secured by assets of the
   Company.                                    $281,250   $406,250
Less current portion                            127,572    118,902
                                               --------   --------
                                               $153,678   $287,348
                                               ========   ========

     Maturities of long-term debt for the twelve months ending June 30, are summarized as follows:

2007   $127,572
2008    136,874
2009     16,804

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005

NOTE 7 - CAPITAL STOCK

     Total shares of common and preferred stock authorized, issued and outstanding at June 30, 2006 and 2005 are as follows:

                                                               Issued &
                                                Authorized   Outstanding
                                                ----------   -----------
2006
   Preferred with voting rights, no par value    1,200,000      22,249
   Common with voting rights, no par value       1,200,000     430,000
2005
   Preferred with voting rights, no par value    1,200,000      17,502
   Common with voting rights, no par value       1,200,000     432,000

     Preferred stock is comprised of Series 1 Preferred Stock and Series 2 Preferred Stock. Each series of Preferred Stock may be converted, at the election of the holder, into one share of Common Stock at any time and for no additional payment. Holders of shares of Series 1 Preferred Stock shall have the right to receive dividends of $2.19 per share per year for the period of 7 years, ending 2011. Series 2 Preferred Stock shall have the right to receive dividends of $18.85 per share per year for the period of 7 years, ending 2012. The annual, preferential, cumulative dividend shall be payable in the manner and at such time as may be determined by the directors of the Company. Series 1 Preferred Stock has 17,502 shares issued and outstanding for 2006 and 2005 and Series 2 Preferred Stock has 4,747 and 0 issued and outstanding for 2006 and 2005, respectively.

     During the six month period ended June 30, 2006, an employee, sold 750 shares of common stock to the Company at a price of $273.57 per share, the total value of the sale being $205,177.50. The Company designated the shares as treasury stock.

NOTE 8 - OPTIONS AND WARRANTS

     During the six month period ended June 30, 2006 the Company incurred compensation expense of $235,560 in association with the issuance of 4,000 common shares, all of which was a non-cash charge in accordance with the Company's Restricted Stock Plan.

NOTE 9 - PROFIT SHARING PLAN

     The Company maintains a 401(k) plan for all eligible employees. Per the plan, employee contributions are matched up to a specified level by the Company. In addition, the plan provides for the possibility of a discretionary contribution by the Company based on the participants' annual wages. (See Note 11 below).

     401(k) plan matching contributions by the Company for the six months ended June 30, 2006 and 2005 were $452,703 and $290,051, respectively.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005

NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

     In 2003, the Company adopted a noncontributory employee stock ownership plan (ESOP) covering employees who meet the eligibility requirements of the plan. The amount of contributions to the ESOP is determined annually at the discretion of the Board of Directors and is allocated from a discretionary profit sharing pool established annually by the Company (See Note 11).

NOTE 11 - DISCRETIONARY PROFIT SHARING POOL

     At the discretion of the Board of Directors, a profit sharing pool is established annually. It is accrued monthly on the Company books at a percentage established during the annual budget process. This accrued amount is only an estimate. The actual amount is determined at year end by the Board of Directors, and then fully allocated as a contribution to either the 401(k) (See Note 9) or the ESOP (See Note 10) plans based on the participant's annual wages. The amount allocated to each plan is determined by the Board of Directors.

     Accrued discretionary amounts for the six months ended June 30, 2006 and June 30, 2005 were $1,022,734 and, $1,002,525, respectively.

NOTE 12 - LEASE

     The Company leases its offices in New Hampshire, Maryland and Colorado under noncancelable operating leases. The minimum rental under all leases having an initial or remaining term in excess of one year for the five years subsequent to June 30, 2006 are approximated as follows:

2007   $806,677
2008    832,355
2009    854,485
2010    854,485
2011    854,485

NOTE 13 - CONCENTRATIONS

     The Company maintains its cash accounts in bank deposit accounts, which at times may exceed federal insured limits. The Company has not experienced any losses in such accounts. The Company believes they are not exposed to any significant credit risk. At June 30, 2006 and 2005, the Company's uninsured cash balance totaled $13,344,969 and $7,774,283, respectively.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006 and 2005

NOTE 14 - GOODWILL

     On March 30, 2004, the Company acquired substantially all of the assets of Dedicated Electronics, Inc., a supplier of microwave electronic components to the Company. The excess cost of the assets at acquisition is recorded as goodwill and assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized.

NOTE 15 - RECLASSIFICATIONS

     Certain accounts in the June 30, 2005 financial statements have been reclassified for comparative purposes to conform with the presentation in the June 30, 2006 financial statements.

NOTE 16 - SUBSEQUENT EVENT

     On July 26, 2006, the Company entered into a Stock Purchase Agreement to sell all of the issued and outstanding shares of the Company to EDO Corporation for $123.7 million. The transaction closed and the acquisition was completed on September 15, 2006.

                        IMPACT SCIENCE & TECHNOLOGY, INC.
            SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                     Six Months Ended June 30, 2006 and 2005

                              2006         2005
                           ----------   ----------
Bad debt expense           $   17,452   $       --
Conferences and meetings      102,809       45,595
Contributions                   2,095          592
Depreciation                   82,931       56,567
Employee incentive            715,353    1,681,472
ESOP Maintenance                2,530        4,357
Health insurance            1,212,079      892,087
Insurance                     201,073      192,175
Lease expense                 807,820      592,776
Maintenance costs             221,420      115,734
Office expense                348,910      288,061
Payroll                       215,331      258,498
Payroll taxes                 772,325      635,702
Postage                        23,057       14,883
Professional fees              71,270       69,221
Recruiting costs               40,279       20,670
Retirement plan expenses    1,475,438    1,292,576
Security expense               15,051       22,326
Telephone                      47,574       48,325
Travel                        616,725       16,856
                           ----------   ----------
                           $6,991,522   $6,248,473
                           ==========   ==========

                 The accompanying notes are an integral part of
                           these financial statements.

     (b) Pro forma Financial Statements

Unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2005 and the six months ended June 24, 2006 for EDO Corporation and June 30, 2006 for IST, Inc.

On September 15, 2006, EDO Corporation ("EDO" or the "Company") acquired, all of the shares of IST, Inc. for $123.7 million consisting of a cash payment of $106.4 million and a $17.3 million promissory note to be paid over three years bearing simple interest and subject to certain post-closing purchase price adjustments. We financed $100 million of the purchase price from our credit facility. The credit agreement provides for a revolving credit facility in an aggregate amount equal to $300 million with sub-limits of $20 million for short-term swing loans and $100 million for letters of credit. The potential cash borrowing under the facility is reduced by the amount of outstanding letters of credit. The Company has the option to select Base Rate or Eurodollar Rate loans under the terms of the Credit Agreement. Any borrowings under the facility would be priced initially at LIBOR plus a predetermined amount depending on our consolidated leverage ratio at the time of the borrowing. Under the terms of the credit facility, we will be subject to various operating and financial covenants.

IST was a privately-held company providing signals intelligence (SIGINT) systems and analysis support to the intelligence community, and advanced countermeasures and electronic-attack systems to the U.S. Department of Defense (DoD) and other government agencies.

The following unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2005 was prepared by combining the audited historical statements of income of the Company and IST, Inc. for the year ended December 31, 2005 and the six months ended June 24, 2006, for EDO Corporation and June 30, 2006 for IST, Inc., respectively, giving effect to the acquisition as though it was completed at the beginning of the fiscal years presented.

The unaudited pro forma condensed combined financial information is presented in accordance with Article 11 of Regulation S-X. The acquisition has been accounted for under the purchase method of accounting in accordance with Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of IST, Inc. in connection with the acquisition, based on their estimated fair values at the acquisition date. The Company has not yet completed its analysis of the fair value of the acquired assets and liabilities. Consequently, the excess purchase price over the net assets acquired has been temporarily assigned to goodwill, and amounts recorded are subject to change.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had EDO Corporation and IST, Inc. been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings EDO Corporation may achieve with respect to the combined companies. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable at this point in time. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, EDO's historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005 and in its Form 10-Q for the six months ended June 24, 2006, and the IST, Inc. historical consolidated financial statements for the year ended December 31, 2005 and for the six months ended June 30, 2006.

                                 EDO CORPORATION

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                      (in thousands, except per share data)
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                                                                   EDO
                                                         DECEMBER 31,    DECEMBER 31,                            PRO FORMA
                                                             2005            2005          PRO FORMA              COMBINED
                                                              EDO            IST          ADJUSTMENTS        DECEMBER 31, 2005
                                                         ------------    ------------     -----------        -----------------
NET SALES ............................................     $648,482        $59,097                               $707,579
COSTS AND EXPENSES
   Cost of sales .....................................      490,617         32,503                                523,120
   Selling, general and administrative ...............       85,921         13,502          3,564(a), (b)         102,987
   Research and development ..........................       17,122            841                                 17,963
   Environmental cost provision, Deer Park facility ..        1,543             --                                  1,543
                                                           --------        -------        -------                --------
                                                            595,203         46,846          3,564                 645,613
                                                           --------        -------        -------                --------
OPERATING EARNINGS ...................................       53,279         12,251         (3,564)                 61,966
NON-OPERATING INCOME (EXPENSE)
   Interest income ...................................        2,300            233           (606)(c)               1,927
   Interest expense ..................................       (9,420)           (28)        (5,061)(d)             (14,509)
   Loss on redemption of 5.25% Convertible
      Subordinated Notes .............................       (4,171)            --                                 (4,171)
   Other, net ........................................         (147)            --                                   (147)
                                                           --------        -------        -------                --------
                                                            (11,438)           205         (5,667)                (16,900)
                                                           --------        -------        -------                --------
Earnings before income taxes .........................       41,841         12,456         (9,231)                 45,066
Income tax (expense) benefit .........................      (15,572)        (4,568)         3,246 (e)             (16,894)
                                                           --------        -------        -------                --------
NET EARNINGS .........................................     $ 26,269        $ 7,888        $(5,985)               $ 28,172
                                                           ========        =======        =======                ========
NET EARNINGS PER COMMON SHARE:
   Basic .............................................     $   1.45                                              $   1.54
                                                           ========                                              ========
   Diluted ...........................................     $   1.33                                              $   1.40
                                                           ========                                              ========
Weighted-average common shares outstanding:
   Basic .............................................       18,081                                                18,296
                                                           ========                                              ========
   Diluted ...........................................       23,001                                                23,216
                                                           ========                                              ========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
          Statements are an integral part of these financial statements

                                 EDO CORPORATION

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                      (in thousands, except per share data)
                     FOR THE SIX MONTHS ENDED JUNE 24, 2006

                                                                                                      EDO
                                                         JUNE 24,   JUNE 30,                       PRO FORMA
                                                           2006       2006      PRO FORMA           COMBINED
                                                            EDO        IST     ADJUSTMENTS       JUNE 24, 2006
                                                         --------   --------   -----------       -------------
NET SALES ............................................   $272,107   $38,185                        $310,292
COSTS AND EXPENSES
   Cost of sales .....................................    210,901    21,321                         232,222
   Selling, general and administrative ...............     49,261     6,991      1,761(a),(b)        58,013
   Research and development ..........................      6,212       717                           6,929
                                                         --------   -------    -------             --------
                                                          266,374    29,029      1,761              297,164
                                                         --------   -------    -------             --------
OPERATING EARNINGS ...................................      5,733     9,156     (1,761)              13,128
NON-OPERATING INCOME (EXPENSE)
   Interest income ...................................      2,122       231       (490)(c)            1,863
   Interest expense ..................................     (4,661)       (9)    (3,122)(d)           (7,792)
   Other, net ........................................       (257)       --         --                 (257)
                                                         --------   -------    -------             --------
                                                           (2,796)      222     (3,612)              (6,186)
                                                         --------   -------    -------             --------
Earnings before income taxes .........................      2,937     9,378     (5,373)               6,942
Income tax benefit (expense) .........................      2,395    (3,857)     2,215(e)               753
                                                         --------   -------    -------             --------
NET EARNINGS .........................................   $  5,332   $ 5,521    $(3,158)            $  7,695
                                                         ========   =======    =======             ========
NET EARNINGS PER COMMON SHARE:
   Basic .............................................   $   0.30                                  $   0.42
                                                         ========                                  ========
   Diluted ...........................................   $   0.29                                  $   0.36
                                                         ========                                  ========
Weighted-average common shares outstanding:
   Basic .............................................     18,055                                    18,270
                                                         ========                                  ========
   Diluted ...........................................     18,538                                    24,639
                                                         ========                                  ========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
          Statements are an integral part of these financial statements

                                 EDO CORPORATION

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS

NOTE 1 -- DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On September 15, 2006 EDO Corporation ("the Company") acquired all of the stock of IST, Inc., (IST) for $123.7 million, consisting of a cash payment of $106.4 million and a $17.3 million promissory note to be paid over three years bearing 6% simple interest. And subject to certain post-closing purchase price adjustments. The closing was effected under the terms of an Amended and Restated Merger Agreement dated as of September 15, 2006 (the "Agreement").

Within 60 days after the closing, the Company is required to pay to the Former Shareholders the amount, if any, by which the Net Book Value (as defined) at the closing is more than the targeted Net Book Value (as defined), and the former Shareholders are required to pay to the Company the amount if any by which the Net Book Value is less than the targeted amount. On November 13, 2006, the closing balance sheet closing date was amended by EDO and IST to extend two additional weeks. As of November 28, 2006, the final Net Book Value has not been determined.

Certain reclassifications have been made to the historical financial statements of IST, Inc. to conform to the presentation used in EDO Corporations historical financial statements. Such reclassifications had no effect on the previously reported results of operations of IST, Inc.

The unaudited proforma condensed combined statements of earnings for the year ended December 31, 2005 and the six months ended June 24, 2006 have been prepared assuming the acquisition occurred as of January 1, 2005.

NOTE 2 -- PURCHASE PRICE

The Company has accounted for the acquisition as a purchase under the accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of IST, Inc. will be recorded as of the acquisition date at their respective fair values and consolidated with those of EDO Corporation.

The Company has not yet completed its analysis of the fair value of the acquired assets and liabilities. Consequently, the excess purchase price over the net assets acquired has been temporarily assigned to goodwill, and amounts recorded are subject to change.

The preliminary estimate of the purchase price allocation, which includes approximately $0.5 million in transaction related costs, is as follows (in thousands):

Total current assets                 $ 37,841
Goodwill                               99,428
Property, plant and equipment, net      3,066
Total liabilities                     (16,164)
                                     --------
Total purchase price                 $124,171
                                     ========

Note 3 -- Pro Forma Adjustments

EDO Corporation's and IST's fiscal years ended December 31, 2005. The interim period Pro Forma is EDO Corporation's six months ended June 24, 2006 and IST's, six months ended June 30, 2006.

     a)   To eliminate $29,000 ($36,000 for the six months ended
          June 30, 2006), of costs incurred by IST, Inc. related to this transaction which will not continue.

     b) To reflect additional stay pay compensation of $3.6 million ($1.8 million for the six months ended June 30, 2006) to key employees due to the acquisition that will be expensed over three years.


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

     c) To reflect the reduction of interest income of $0.6 million ($0.5 million for the six months ended June 24, 2006) due to the assumed use of $12.8 million of the Company's existing cash to fund the acquisition and eliminate IST, Inc's. interest income of $0.2 million ($0.2 million for the six months ended June 30, 2006).

     d) To reflect $5.1 million incremental annual interest expense ($3.1 million for the six months ended June 24, 2006) arising from assumed issuance of $100 million of debt to fund the transaction at an estimated interest rate of 5% and eliminate IST, Inc. interest expense of $0.03 million (less than $9,000 for the six months ended June
          30, 2006).

     e) To reflect taxes on the pro forma adjustments to income at EDO's marginal rate of 41%.

    (d) Exhibits

2.2. Stock Purchase Agreement, dated July 26, 2006, by and among EDO Corporation, Impact Science & Technology Inc. and Shareholders of Impact ("Selling Shareholders") party thereto.

                                    SIGNATURE

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 28, 2006

                                    EDO CORPORATION


                                    By: /s/ Frederic B. Bassett
                                        ----------------------------------------
                                    Name: Frederic B. Bassett
                                    Title: Senior Vice President-Finance,
                                           Treasurer and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER   DESCRIPTION OF EXHIBIT
--------------   ----------------------
+Exhibit 2.2     Stock Purchase Agreement, dated July 26, 2006, by and among EDO
                 Corporation, Impact Science & Technology Inc. and Shareholders
                 of Impact ("Selling Shareholders") party thereto (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed with SEC on August 1, 2006).

*Exhibit 23.1    Manzi & Associates LLC

----------
*    Filed herewith.

+    Previously filed.



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